Financial Officer Code of Ethics

Introduction

The reputation and integrity of The Prairie Fund (the “Fund”) are valuable assets that are vital to the Fund’s success.  Each employee of the Fund, including each of the Fund’s senior financial officers (“SFOs”), is responsible for conducting the Fund’s business in a manner that demonstrates a commitment to the highest standards of integrity.  SFOs include the principal executive officer, the principal financial officer, comptroller or principal accounting officer, and any person who performs a similar function.

The Fund has adopted a Code of Ethics under Rule 17j1 under the Investment Company Act of 1940.  The Fund’s Rule 17j-1 Code is designed to prevent certain conflicts of interest that may arise when officers, employees, or directors know about present or future Fund transactions, have the power to influence those  transactions; and engage in securities transactions in their personal account(s).  In an effort to prevent these conflicts and in accordance with Rule 17j-1, the Fund adopted its Rule 17j-1 Code to prohibit transactions and conduct that create conflicts of interest, and to establish reporting requirements and enforcement procedures.

The Sarbanes-Oxley Act of 2002 was designed to address corporate malfeasance and assure investors that the companies in which they invest are accurately and completely disclosing financial information.  Under the Act, all public companies (including the Fund) must either have a code of ethics for their SFOs, or disclose why they do not.  The Act was intended to prevent future Enrons, situations where a company creates an environment in which employees are afraid to express their opinions or to question unethical and potentially illegal business practices.  The Fund has chosen to adopt a financial officer code of ethics to encourage its SFOs to acts ethically and to question potentially unethical or illegal practices, and to strive to ensure that the Fund’s financial disclosures are complete, accurate, and understandable.  This Code of Ethics should be read in conjunction with the Fund’s other policy statements, including the 17j-1 Code.

Purposes of the Code

The purposes of this Code are:

To promote honest and ethical conduct among the Fund’s SFOs, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

To assist SFOs to recognize and avoid conflicts of interest, including disclosure to an appropriate person of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

To promote full, fair, accurate, timely, and understandable disclosure in reports and documents that the Fund files with, or submits to, the SEC and in other public communications the Fund makes;

To promote compliance with applicable laws, rules and regulations;

To encourage the prompt internal reporting to an appropriate person of violations of the Code; and

To establish accountability for adherence to the Code.

Questions about this Code

The Fund’s Board of Trustees has designated [                  ] to be the Compliance Officer for the implementation and administration of the Code.  You should direct your questions about this Code to the Compliance Officer.

Handling of Financial Information

The Fund has adopted guidelines under which its principal executive officer and SFOs perform their duties.  Employees subject to this requirement include the principal executive officer, the principal financial officer, comptroller or principal accounting officer, and any person who performs a similar function.  However, the Fund expects that all employees who participate in the preparation of any part of the Fund’s financial statements follow these guidelines:

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Act with honesty and integrity and avoid violations of this Code, including actual or apparent conflicts of interest with the Fund in personal and professional relationships.

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Disclose to the Fund’s Compliance Officer any material transaction or relationship that reasonably could be expected to give rise to any violations of the Code, including actual or apparent conflicts of interest with the Fund.  You should disclose these transactions or relationships whether you are involved or have only observed the transaction or relationship.  If it is not possible to disclose the matter to the Compliance Officer, it should be disclosed to the Fund’s Chief Financial Officer or Chief Executive Officer.

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Provide information to the Fund’s other employees and service providers (adviser, administrator, outside auditor, outside counsel, custodian, etc.) that is accurate, complete, objective, relevant, timely, and understandable.

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Endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Fund’s periodic reports.

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Comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code.

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Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated.

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Respect the confidentiality of information acquired in the course of your work except when you have Fund approval to disclose it or where disclosure is otherwise legally mandated.  You may not use confidential information acquired in the course of your work for personal advantage.

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Share and maintain skills important and relevant to the Fund’s needs.

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Proactively promote ethical behavior among peers in your work environment.

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Responsibly use and control all assets and resources employed or entrusted to you.

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Record or participate in the recording of entries in the Fund’s books and records that are accurate to the best of your knowledge.

Waivers of this Code

You may request a waiver of a provision of this Code (or the Fund’s Rule 17j-1 Code) by submitting your request in writing to the Compliance Officer for appropriate review.  For example, if a family member works for a service provider that prepares the Fund’s financial statements, you may have a potential conflict of interest in reviewing those statements and should seek a waiver of this Code to review the work.  An executive officer of the Fund or the Audit Committee will decide whether to grant a waiver.  All waivers of this code must be disclosed to the Fund’s shareholders to the extent required by SEC rules.

Annual Certification

SFOs will receive periodic training on the contents and importance of the Financial Code and related policies and the manner in which violations must be reported and waivers must be requested.  Each SFO will be asked to certify on an annual basis that he/she is in full compliance with the Financial Code and any related policy statements.

Reporting Suspected Violations

SFOs who observe, learn of, or, in good faith, suspect a violation of the Code must immediately report the violation to the Compliance Officer, another member of the Fund’s senior management, or to the Audit Committee of the Board.  An example of a possible Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that obscures its meaning.

Because service providers such as the administrator, outside accounting firm, and custodian provide much of the work relating to the Fund’s financial statements, you should be alert for actions by service providers that may be illegal, or that could be viewed as dishonest or unethical conduct .  You should report these actions to the Compliance Officer even if you know, or think, that the service provider has its own code of ethics for its SFOs or employees

SFOs who report violations or suspected violations in good faith will not be subject to retaliation of any kind.  Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible.

Violations of the Code

Dishonest or unethical conduct or conduct that is illegal will constitute a violation of this Code, regardless of whether this Code refers to that particular conduct.  A violation of this Code may result in disciplinary action, up to and including termination of employment.  A variety of laws apply to the Fund and its operations, including the Securities Act of 1933, the Investment Company Act of 1940, state laws relating to duties owed by Fund directors/trustees and officers, and criminal laws.  The federal securities laws generally prohibit the Fund from making material misstatements in its prospectus and other documents filed with the SEC, or from omitting to state a material fact.  These material misstatements and omissions include financial statements that are misleading or omit materials facts.

Examples of criminal violations of the law include stealing, embezzling, misapplying corporate or bank funds, making a payment for an expressed purpose on the Fund’s behalf to an individual who intends to use it for a different purpose; or making payments, whether corporate or personal, of cash or other items of value that are intended to influence the judgment or actions of political candidates, government officials or businesses in connection with any of the Fund’s activities.  The Fund must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.

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